Exhibit 10.1

September 5, 2025

TuHURA Biosciences, Inc.
10500 University Dr., Suite 110
Tampa, Florida 33612

Re: Letter Agreement regarding final closing under Securities Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement, dated June 2, 2025 (the “SPA”), among TuHURA Biosciences, Inc., a Nevada corporation (the “Company”), and the parties identified as “Investors” therein (the “Investors”). Capitalized terms used and not otherwise defined in this letter agreement shall have meanings set forth in the SPA.

Under the SPA, among other agreements, the undersigned Investor agreed to purchase, on or before December 31, 2025, a final tranche of ________ shares of Common Stock pursuant to the SPA (the “Final Tranche”). The undersigned Investor hereby agrees that, in consideration of the Company entering into that certain Warrant Amendment Agreement of even date herewith with the undersigned Investor, the undersigned Investor agrees to purchase the Final Tranche on an accelerated basis as follows: The undersigned Investor will purchase _______ shares of the Final Tranche on September 5, 2025, for an aggregate purchase price of $________, and will purchase the remaining _____________ shares of the Final Tranche (the “Remaining Shares”) on or before December 31, 2025 for an aggregate purchase price $__________. Subject to the foregoing, the terms and provisions of the SPA applicable to the undersigned Investor shall remain in full force and effect in accordance with the terms thereof, provided that the undersigned Investor agrees that the Company will not be required to register for resale, pursuant to Section 5.10 of the SPA, either (i) the _______ Remaining Shares or (ii) the _______ Warrant Shares issuable upon the exercise of the Warrants to be issued at the time of the purchase of the Remaining Shares pursuant to the SPA.

This letter agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regards to conflicts of laws principles. This letter agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Sincerely,

By:_______________________________

Acknowledged and agreed as of the date first written above:

TuHURA Biosciences, Inc.

By:

James A. Bianco,

Chief Executive Officer